CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [****], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.
MEMORANDUM OF AGREEMENT

between

THE BOEING COMPANY

and

Spirit AeroSystems, Inc.

737 Production Rate Advance

This MEMORANDUM OF AGREEMENT ("MOA"), is effective as of April 28, 2023, (the "Effective Date") by and between The Boeing Company ("Boeing"), a Delaware corporation, and Spirit AeroSystems, Inc. ("Seller"), a Delaware corporation. Boeing and Seller sometimes are referred to herein individually as a "Party" and collectively as the "Parties.”

RECITALS

A.The Parties have been in discussions regarding, among other things, 737 Firing Order [****].

B.The Parties wish to memorialize their agreement on these matters in this MOA, in accordance with the terms set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, the Parties agree as follows:

1.Capitalized Terms. Capitalized terms used and not otherwise defined in this MOA will have the meanings ascribed thereto in SBP MS-65530-0016 ("Sustaining SBP"), GTA BCA-65530-0016 ("Sustaining GTA"), AA-65530-0010 (“Sustaining AA”), SBP MS-65530-0019 (“787 SBP”), GTA BCA-65520-0032 (“787 GTA”), AA-65520-0026 (“787 AA”), PSAD D6-83315 (“Sustaining PSAD”), and PSAD D6-83069 (“787 PSAD”) (collectively, the "Contracts").

2.Applicability. This MOA is effective as of the Effective Date and will remain in effect until each Party has discharged all of its obligations hereunder or as otherwise agreed by the Parties in writing (such period of effectiveness to be known as the “Effective Period”).

3.Production Rate. Seller will maintain a production rate that supports [****].

4.Advance. Boeing will advance to Seller, via wire transfer, no later than May 15, 2023, the fixed sum of $90,000,000 and no later than June 1, 2023, the fixed sum of $90,000,000, for a total of $180,000,000. Seller will repay, via wire transfer, $90,000,000 to Boeing on February 14, 2024, and $90,000,000 on February 14, 2025 (Each of February 14, 2024, and February 14, 2025, a “Repayment Date”).

5.Repayment Confirmation. Thirty days prior to each Repayment Date, Seller will submit to Boeing a written confirmation that Seller is able to and intends to make the required repayment (a “Repayment Confirmation”).

6.Acceleration of Repayment Obligation. In the event that:
a.Seller fails to make any repayment in full on the Repayment Date set forth in Section 4 above;
b.Seller fails to submit a satisfactory Repayment Confirmation as required under Section 5 above; or
c.Seller repudiates any performance obligation under this MOA or the Contracts any outstanding amount advanced under this MOA will become immediately due and payable.

7.Additional Boeing Remedies. In addition to all remedies available to Boeing under this MOA, under the Contracts, or under any other agreement between the Parties, at law, or in equity – all of which are expressly reserved - Boeing will have the right to set off any unpaid amount due and payable to Boeing pursuant to this MOA from any amount owed to Seller under the Contracts or any other agreement between the Parties.

8.Complete Agreement. This MOA constitutes the complete and exclusive agreement between the Parties with respect to the subject matter set forth herein and supersedes all previous agreements between the Parties relating to the advance described in Section 4 above, whether written or oral. Except as expressly provided in this MOA, however, all other terms and conditions of the Contracts remain in full force and effect. Moreover, the terms of the Contracts shall remain in full force and effect, unmodified by this MOA, after the Effective Period.

9.Disputes. Any Dispute that arises under this MOA shall be addressed in accord with the Disputes provision of the Sustaining GTA.

10.Governing Law and jurisdiction. This MOA is governed by the laws of the state of Washington, exclusive of Washington's conflict of laws principles. This MOA excludes the application of the 1980 United Nations Convention on Contracts for the International Sale of Goods. Boeing and Seller hereby irrevocably consent to and submit themselves exclusively to the jurisdiction of the applicable courts of King County, Washington, and the federal courts of Washington State for the purpose of any suit, action, or other judicial proceeding arising out of or connected with this MOA. Boeing and Seller hereby waive and agree not to assert by way of motion, as a defense, or otherwise, in any such suit, action, or proceeding, any claim that (a) Boeing and Seller are not personally subject to the jurisdiction of the above-named courts, (b) the suit, action or proceeding is brought in an inconvenient forum, or (c) the venue of the suit, action, or proceeding is improper.

11.Confidential Treatment. The information contained herein is confidential business information. The Parties will limit the disclosure of this MOA’s contents to employees with a need to know and who understand that they are not to disclose its contents to any other person or entity without the prior written consent of the other Party. Notwithstanding the above, the Parties may file this MOA with the SEC, if legally required to do so, but must give the other Party two business days advance written notice and will omit confidential information as permitted by applicable law as appropriate after providing such Party the opportunity to provide comments. Nothing in this section will prevent either Party from making reasonable disclosures during the course of its earnings calls.

12.Interpretation. Each Party has had the opportunity to draft, review, and edit this MOA. Accordingly, no presumption for or against either Party arising out of drafting all or any part of this MOA will be applied in any action relating to or arising from this MOA; and the Parties hereby waive the benefit of any statute or common law rule providing that in cases of uncertainty language of a contract should be interpreted against the Party who caused the uncertainty to exist.

EXECUTED as of the Effective Date by the duly authorized representatives of the Parties.

THE BOEING COMPANY	SPIRIT AEROSYSTEMS, INC.
By: /s/ Kelly Shipley	By: /s/ Leanna Hampton
Name: Kelly Shipley	Name: Leanna Hampton
Title: Procurement Agent	Title: Senior Manager, Boeing Contracts
Date: 4/28/2023	Date: 4/28/2023
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